UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2015

Horizon Pharma Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-35238	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: 011-353-1-772-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On April 9, 2015, in connection with a tender offer statement filed with the Securities and Exchange Commission, we announced that our estimated cash and cash equivalents as of March 31, 2015 were approximately $544 million. This amount is preliminary and is subject to completion of financial closing procedures. As a result, this amount may differ from the amount that will be reflected in our consolidated financial statements as of March 31, 2015.

The estimated balance of cash and cash equivalents as of March 31, 2015 reflects cash outflows during the 2015 first quarter resulting from our transition away from contracting with pharmacy benefit managers, or PBMs, increases in accounts receivable and normal seasonal outflows during the quarter:

•	Float on rebates replaced with prepayment of copays:

•	As we moved from paying rebates to PBMs to funding higher levels of patient copays, we lost the float we had from rebates and replaced it with prepayments of copays.

•	PBM rebates were historically paid in arrears with some rebates being paid as much as four months after incurrence.

•	Patient copays are paid much earlier with some estimated copay amounts being paid in advance or, at the latest, within weeks of being incurred.

•	This movement from payments in arrears to prepayment or very soon after a prescription is written led to a significant outflow of cash in the quarter.

•	Increase in accounts receivable:

•	Introduction of PENNSAID® (diclofenac sodium topical solution) 2% w/w increased accounts receivable – only two months of sales were collected in the quarter of introduction.

•	Price increases on DUEXIS® (ibuprofen/famotidine), VIMOVO® (naproxen/esomeprazole magnesium) and RAYOS® (prednisone) delayed-release tablets implemented on January 1, 2015 have resulted in corresponding increases in accounts receivable balances.

•	Seasonal cash outflows:

•	2014 incentive bonuses were paid in the first quarter of 2015.

The above events were one-time occurrences or seasonal in nature and we do not expect to experience these, or similar, events in the rest of 2015 to any meaningful degree.

The information in this Item 2.02 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This report contains forward-looking statements, including statements regarding the expected impact of events in Horizon’s first fiscal quarter of 2015 and whether such events will occur again in 2015. These forward-looking statements are based on management’s expectations and assumptions as of the date of filing of this report, and actual results may differ materially from those in these forward-looking statements as a result of various factors. These factors include, but are not limited to, risks regarding Horizon’s transition from paying PBM rebates to paying co-payments for patients to whom PBM rebates were applicable prior to 2015, the uncertainty in how such transition will continue to impact Horizon’s operating results and financial condition, Horizon’s ability to collect its receivable balances on a timely basis or at all, and Horizon’s ability to commercialize products successfully. For a further description of these and other risks facing the Company, please see the risk factors described in the Company’s filings with the United States Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in those filings. Forward-looking statements speak only as of the date of filing of this report and the Company undertakes no obligation to update or revise these statements, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2015	Horizon Pharma plc

	By:	/s/ Paul W. Hoelscher
Paul W. Hoelscher
Executive Vice President, Chief Financial Officer